UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2015

Impax Laboratories, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34263	65-0403311
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30831 Huntwood Avenue, Hayward, CA	94544
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(510) 240-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 25, 2015, Impax Laboratories, Inc. (the “Company”) priced its private offering of $500 million in aggregate principal amount of its 2.00% Convertible Senior Notes due 2022 (the “Initial Notes”). On June 26, 2015, the initial purchasers in such offering exercised their option to purchase an additional $100 million in aggregate principal amount of the Notes (the “Additional Notes” and together with the “Initial Notes”, the “Notes”). The Notes are the Company’s senior unsecured obligations. The Notes were issued pursuant to an Indenture, dated June 30, 2015 (the “Indenture”), between the Company and Wilmington Trust, National Association, as trustee. The Indenture includes customary covenants and sets forth certain events of default after which the Notes may be due and payable immediately.

The Notes will mature on June 15, 2022, unless earlier repurchased or converted. The Notes will bear interest at a rate of 2.00% per year payable semiannually in arrears on June 15 and December 15 of each year, beginning on December 15, 2015. The Notes will be convertible at the option of the noteholders at any time prior to the close of business on the business day immediately preceding December 15, 2021 only under the following circumstances: (i) during any calendar quarter commencing after the calendar quarter ending on September 30, 2015 (and only during such calendar quarter), if the last reported sale price of the common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than 130% of the conversion price on each applicable trading day; (ii) during the five business day period after any ten consecutive trading day period (the “measurement period”) in which the trading price (as defined below) per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of the Company's common stock and the conversion rate on each such trading day; or (iii) upon the occurrence of specified corporate events. On or after December 15, 2021 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert their Notes at any time, regardless of the foregoing circumstances. The Company may satisfy its conversion obligation by paying or delivering, as the case may be, cash, shares of the Company’s common stock or a combination of cash and shares of the Company’s common stock, at the Company’s election in the manner and subject to the terms and conditions provided in the Indenture. The conversion rate for the Notes will initially be 15.7858 shares per $1,000 principal amount, which is equivalent to an initial conversion price of approximately $63.35 per share of the Company's common stock. The initial conversion price of the Notes represents a premium of approximately 32.5% to the $47.81 per share closing price of the Company’s common stock on June 24, 2015.

A copy of the Indenture (including the form of the Note) is attached as an exhibit to this report and is incorporated herein by reference (and this description is qualified in its entirety by reference to such document).

In connection with the pricing of the Initial Notes, the Company entered into a convertible note hedge transaction with Royal Bank of Canada (“RBC”), an affiliate of RBC Capital Markets, LLC (the “Note Hedge Transaction”). On June 26, 2015, in connection with the initial purchasers’ exercise of their option to purchase the Additional Notes, the Company entered into an additional privately negotiated convertible note hedge transaction with RBC (the “Additional Note Hedge Transaction”, together with the Note Hedge Transaction, the “Note Hedge Transactions”).

The Note Hedge Transactions are expected generally to reduce the potential dilution and/or offset the cash payments the Company is required to make in excess of the principal amount upon conversion of the Notes in the event that the market price of the Company’s common stock is greater than the strike price of the Note Hedge Transactions which is initially approximately $63.35 (subject to adjustment), corresponding to the initial conversion price of the Notes.

On June 25, 2015 and June 26, 2015, the Company also entered into separate, privately negotiated warrant transactions with RBC in which it sold net-share-settled (or, at the Company’s election subject to certain conditions, cash-settled) warrants to RBC initially relating to the same number of shares of the Company’s common stock initially underlying the Notes, subject to customary anti-dilution adjustments (together, the “Warrant Transactions”). The strike price of the warrants will initially be $81.2770 per share (subject to adjustment), which is approximately 70% above the last reported sale price of the Company’s common stock on June 24, 2015. The Warrant Transactions could have a dilutive effect to the Company's stockholders to the extent that the market price per share of the Company’s common stock, as measured under the terms of the Warrant Transactions, exceeds the applicable strike price of the warrants.

The Note Hedge Transactions and the Warrant Transactions are separate transactions, in each case, entered into by the Company with RBC, and are not part of the terms of the Notes and will not affect any holder’s rights under the Notes. Holders of the Notes will not have any rights with respect to the Note Hedge Transactions or the Warrant Transactions.

The foregoing descriptions of the Note Hedge Transactions and Warrant Transactions are qualified in their entirety by the copies of the confirmations for the Note Hedge Transactions and the Warrant Transactions, which are attached as exhibits to this report and incorporated herein by reference.

The Company used approximately $435 million of the net proceeds from this offering to repay all of the outstanding indebtedness under its credit facility and a portion of the net proceeds from the offering to pay the cost of the Note Hedge Transactions. The Company intends to use the remaining proceeds for general corporate purposes.

Item 1.02.	Termination of a Material Definitive Agreement

On June 30, 2015, the Company used a portion of the proceeds from the Notes to repay all amounts then outstanding under its Credit Agreement dated as of March 9, 2015, by and among the Company, the lenders party thereto and Barclays Bank PLC, as administrative agent and collateral agent (the “Credit Agreement”). As a result, liens and other security interests held by the lenders on certain of the Company’s properties and assets were released and the Credit Agreement was terminated in accordance with its terms on June 30, 2015.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02.	Unregistered Sale of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Company offered and sold the Notes to the initial purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and for resale by the initial purchasers to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the initial purchasers in the Purchase Agreement.

To the extent that any shares of the Company's common stock are issued upon conversion of the Notes, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof, because no commission or other remuneration is expected to be paid in connection with conversion of the Notes and any resulting issuance of shares of the Company's common stock.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed herewith.

Exhibit No.	Description
4.1	Indenture, dated as of June 30, 2015, between Impax Laboratories, Inc., and Wilmington Trust, National Association, as trustee

10.1	Letter Agreement, dated June 25, 2015, between RBC Capital Markets LLC and Impax Laboratories, Inc., regarding the Base Warrants

10.2	Letter Agreement, dated June 25, 2015, between RBC Capital Markets LLC and Impax Laboratories, Inc., regarding the Base Call Option Transaction

10.3	Letter Agreement, dated June 26, 2015, between RBC Capital Markets LLC and Impax Laboratories, Inc., regarding the Additional Warrants

10.4	Letter Agreement, dated June 26, 2015, between RBC Capital Markets LLC and Impax Laboratories, Inc., regarding the Additional Call Option Transaction

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 30, 2015	IMPAX LABORATORIES, INC .

	By:	/s/ Bryan M. Reasons
Name: Bryan M. Reasons
Title: Senior Vice President, Finance, and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

4.1	Indenture, dated as of June 30, 2015, between Impax Laboratories, Inc., and Wilmington Trust, National Association, as trustee

10.1	Letter Agreement, dated June 25, 2015, between RBC Capital Markets LLC and Impax Laboratories, Inc., regarding the Base Warrants

10.2	Letter Agreement, dated June 25, 2015, between RBC Capital Markets LLC and Impax Laboratories, Inc., regarding the Base Call Option Transaction

10.3	Letter Agreement, dated June 26, 2015, between RBC Capital Markets LLC and Impax Laboratories, Inc., regarding the Additional Warrants

10.4	Letter Agreement, dated June 26, 2015, between RBC Capital Markets LLC and Impax Laboratories, Inc., regarding the Additional Call Option Transaction